EXHIBIT 99.1

HENRY BROS. ELECTRONICS, INC. RECEIVES LETTER FROM
AMEX REGARDING DELAYED FORM 10-K FILING


FAIR LAWN, N.J., APRIL 20, 2007 - Henry Bros. Electronics, Inc. (Amex: HBE), a turnkey provider of technology-based integrated electronic security solutions, today announced that it received a letter from the American Stock Exchange regarding the delay in filing its Form 10-K for the year ended December 31, 2006.

Henry Bros. President Brian Reach stated, "As anticipated, we have received a notice from the American Stock Exchange informing us that the Company's continued listing requires the Company to file a plan with the Amex by May 18, 2007 specifying the actions being taken to become compliant by October 18, 2007. The Amex will review the plan and, if accepted, the Company will remain listed subject to making progress according to the plan as determined by the Amex. Mr. Reach continued, we have made progress this week and expect to become compliant before the required filing date of the plan with the Amex. As previously noted, we have seen no signs of a defalcation at this time. However, we are unable to quantify the impact that unreconciled clearing account balances may have on our 2006 financial results."

 ABOUT HENRY BROS. ELECTRONICS, INC.

Henry Bros. Electronics provides technology-based integrated electronic security systems, services and emergency preparedness consultation to commercial enterprises and government agencies. The Company has offices in Arizona, California, Colorado, Maryland, New Jersey, New York, Texas and Virginia.

For more information, visit http://www.hbe-inc.com.

SAFE HARBOR STATEMENT: CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AS AMENDED. FORWARD-LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL AGAIN BE COMPLIANT ON OR BEFORE MAY 18, 2007. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS IS CONTAINED UNDER THE HEADING OF RISK FACTORS LISTED IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. HENRY BROS. ELECTRONICS INC. DOES NOT ASSUME ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

INVESTOR CONTACTS:
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Todd Fromer / Erika Kay                           Brian Reach, President
KCSA Worldwide                                    Henry Bros. Electronics, Inc.
212-896-1215 / 212-896-1208                       201-794-6500
tfromer@kcsa.com / ekay@kcsa.com                  breach@hbe-inc.com
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